Exhibit 5.1

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 450 5800 fax

May 24, 2021

Barclays Bank PLC
1 Churchill Place,
London E14 5HP, England

Ladies and Gentlemen:

We have acted as United States counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the Company’s offer (the “Exchange Offer”) to exchange its iPath® Pure Beta Crude Oil ETNs due April 18, 2041 (the “New Notes”), issued pursuant to the Senior Debt Securities Indenture dated as of September 16, 2004 (as supplemented by the Supplemental Indenture dated as of February 22, 2018, the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), for any and all of its outstanding iPath® S&P GSCI® Crude Oil Total Return Index ETNs due August 14, 2036 (the “Old Notes”) pursuant to the registration statement on Form F-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that the New Notes, when the New Notes are duly authorized, executed, authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith,

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fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights; provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the New Notes to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of the New Notes, (i) pursuant to the authority granted by the Board of Directors of the Company, a duly authorized officer of the Company shall have duly established the terms of the New Notes and duly authorized the issuance, execution, sale and delivery of the New Notes, in each case as a matter of English law, and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a company in good standing under the laws of England and Wales; (iii) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended; (v) the Indenture and the New Notes (the “Documents”) have been duly authorized, executed, authenticated and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company); (vi) the New Notes will be executed in substantially the form reviewed by us; (vii) the execution, delivery and performance of each Document by each party thereto (1) are within the corporate powers of each such party, (2) do not contravene, or constitute a default under, the articles or certificate of incorporation or bylaws or other constitutive documents of such party, (3) require no action by or in respect of, or filing with, any governmental body, agency or official and (4) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation, or any judgment, injunction, order or decree or any agreement or other instrument binding on any such party; and (viii) there shall not have occurred any change in law affecting the validity or enforceability of the New Notes.

We express no opinion as to (i) provisions in the Indenture that purport to constitute waivers of claims that a particular jurisdiction is an inconvenient forum or (ii) the effectiveness of any service of process made other than in accordance with applicable law.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by English law, we have relied, with your permission, on the opinion of Davis Polk & Wardwell London LLP, filed as an exhibit to the Registration Statement on the date hereof, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of the New Notes” in the prospectus, which is a part of the Registration Statement.

In addition, when a prospectus relating to the Exchange Offer is prepared and filed by the Company with the Commission following the effectiveness of the Registration Statement that contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Barclays Bank PLC, when the New Notes offered by this prospectus have been executed and issued by Barclays Bank PLC and authenticated by the Trustee

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pursuant to the Indenture, and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, such New Notes will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the New Notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 24, 2021, filed as an exhibit to a registration statement on Form F-4 by Barclays Bank PLC on May 24, 2021, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and its authentication of the New Notes and the validity, binding nature and enforceability of the Indenture with respect to the Trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 24, 2021, which has been filed as an exhibit to the registration statement on Form F-4 referred to above.”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Davis Polk & Wardwell LLP